UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

RCMW Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-56135

Wyoming	94-0490694
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2232 Dell Range Blvd Ste 245, Cheyenne, WY	82009
(Address of principal executive offices)	(Zip Code)

(437) 230-7399

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Par Value $0.00001	HPTYD, until March 24, 2021, then RCMW	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02. Unregistered Sales of Equity Securities

Issuance of 240,000 unregistered restricted common shares to Named Executive Officers

On March 3, 2020, RCMW Group, Inc., (“the Company” or “the Registrant”) Board of Directors and majority of shareholders approved the issuance of 240,000 unregistered restricted common shares from its Treasury to three shareholders.

The issuance of these shares is related to the Company’s 2021 Named Executive Officers Stock Compensation Plan, that was approved by the Board of Directors and majority of shareholders, where three Named Executive Officers were authorized to take restricted common shares in lieu of salary, to help the Company preserve its cash reserves. The three Named Executive are: Michael Shenher, CEO, Chad Costa, President and Walter Schredl, CFO.

The three shareholders who represent the executive management of the Company agreed the exchange of restricted common shares in lieu of salary is for investment and not for resale or with a view to distribute such shares or any part thereof, and that they have no present intention of distributing or reselling such shares. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Issuance of 80,000 unregistered restricted common shares as a COVID-19 Retention Bonus

On March 3, 2020, the Company’s Board of Directors approve the issuance of 80,000 unregistered restricted common shares from its Treasury to one shareholder. The shares were issued to Robert McMillan for his past services to the Company in the form of a Retention Bonus. This shareholder has helped the Company grow its business.

This shareholder was provided access to all material information, and he was afforded access to our management in connection with this transaction. This shareholder acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. He understood the ramifications of his actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

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Issuance of 102,000 unregistered restricted common shares for legal services

On March 3, 2020, the Company’s Board of Directors approve the issuance of 102,000 unregistered restricted common shares from its Treasury to one shareholder. The shares are for legal services. The services include but are not limited to general corporate legal work, development of contracts, trademark registrations/assignments, preparing corporate authorities and dealing with legal matters associated with the Company.

Legal counsel was provided access to all material information, and he was afforded access to our management in connection with this transaction. The shareholder acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. He understood the ramifications of his actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Item 5.02. Compensatory Arrangements of Certain Officers.

2021 Named Executive Officers Stock Compensation Plan

On March 3, 2021, the Board of Directors of the Company and a super majority of shareholders approved the 2021 Named Executive Officers Stock Compensation Plan (the “Plan”) for its Named Executive Officers.

At the Company’s 2020 Annual Shareholder meeting, held on November 12, 2020, the shareholders approved the Advisory Vote of the compensation of the Company’s three Named Executive Officers. Named Executive Officers are: Michael Shenher, CEO; Chad Costa, President and Walter Schredl, CFO.

As disclosed in the Proxy Statement to the Shareholders, it was stated, “The key components of our executive compensation program are base salary, annual short-term incentive compensation, long-term incentive compensation (restricted stock for achievement of milestones). In this mix of compensation, the achievement of the milestones is a significant portion of total compensation. Base salaries are based the Company’s limited cash reserves, and not industry standards.”

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The Company’s Board of Directors has implemented an objective criteria and a structured method of determining compensation. Compensation decisions made by the Board of Directors rely on performance, available working capital and individual levels. The Board of Directors reserve the right to modify or discontinue elements of the executive compensation program, and to revise compensation levels after considering qualitative and quantitative facts and circumstances surrounding actual or projected financial results, individual performance, as well as its view of the appropriate balance among base salary, annual short-term incentive compensation, long-term incentive compensation and other benefits.

The Board of Directors has determined that the Company needs to preserve its cash reserves to purchase inventory and run its daily operations. In an effort to preserve these cash reserves, the Board wants to act in the best interests of its shareholders, by establishing a 2021 Named Executive Officers Stock Compensation Plan, whereby the Named Executive Officers can elect to take restricted shares of common stock in lieu of salary.

Any Named Executive Officer of the Company may participate in the Plan and, if they elect to do so. They shall receive restricted shares of the Company’s common stock (the “Plan Shares”) in lieu of base cash salary payable to such person. The number of shares to be received by any participant shall be computed by dividing the Fair Market Value of the Company’s common stock (defined the closing price, as reported by OTC Markets) within five (5) business days of the election date, by the aggregate base cash salary payable to such individual during the election period. Shares issuable under the Plan will be issued to the Named Executive Officer during the Election Period. Any and all elections made pursuant to the Plan are non-revocable.

On March 3, 2021, the Company announced that all three of its Named Executive Officers have elected to participate in the Plan and shall receive stock compensation in lieu of cash salary equal to $120,800 each, based on the share price of $1.51. This equals 80,000 restricted common shares for each Named Executive Officer.

A complete copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events

Cancellation of Shares

On or about March 3, 2021, the Company cancelled 150,000 shares of its common stock and these shares were returned to the corporate treasury. The Company reached a mutual understanding with a shareholder to cancel 150,000 common shares, par value $0.00001, in exchange for its ownership rights of Hemp Biotech, Inc., an inactive Kentucky entity. The Board of Directors approved the cancellation on March 1, 2021. These 150,000 common shares represent approximately one point five (1.5%) percent of the issued and outstanding shares of the Company.

Total Shares Outstanding

Prior to the issuance of the 422,000 unregistered restricted common shares, as disclosed in Item 3.2 above, the Company had approximately 9,896,939 common shares issued and outstanding. With this issuance of 422,000 common, the Company will have approximately10,318,939 common shares. Then, with the cancellation of 150,000 common shares, the Company will have approximately 10,168,939 common shares, par value $0.00001 issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

Exhibit	Exhibit Description	Filed herewith
10.10	RCMW Group, Inc. 2021 Named Executive Officer’ Stock Compensation Plan	X

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RCMW Group, Inc. Registrant

Date: March 9, 2021	/s/ Michael Shenher
Name: Michael Shenher
Chief Executive Officer

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